CLIFTON SAVINGS BANCORP, INC.
                      TO INITIATE STOCK REPURCHASE PROGRAM


         Clifton, NJ--March 10, 2005--Clifton Savings Bancorp, Inc. (Nasdaq:
CSBK) today announced that the Company's board of directors has approved the repurchase of up to 686,936 shares, or 5% of the Company's outstanding common stock held by persons other than Clifton MHC. The program will commence after release of earnings for the fiscal year ended March 31, 2005. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

         The Company is the holding company of Clifton Savings Bank, S.L.A., a New Jersey chartered savings and loan association headquartered in Clifton, New Jersey. Clifton Savings Bank, S.L.A. is a community-oriented financial institution which operates ten full-service banking offices in Bergen and Passaic Counties in New Jersey. Additional information on Clifton Savings Bancorp, Inc. and Clifton Savings Bank, S.L.A. can be found on the web site: www.cliftonsavings.com.
----------------------


CONTACT:

     Clifton Savings Bancorp, Inc.
     Bart D'Ambra, 973-473-2200